   As filed with the Securities and Exchange Commission on January 7, 1999

                  Registration Statement No. 333-__________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GALVESTON'S STEAKHOUSE CORP.
             (Exact name of registrant as specified in its charter)

                            Delaware                    94-3248672
                (State or other jurisdiction of     (I.R.S. Employer
                incorporation or organization)      Identification No.)

          151 E. Alessandro Boulevard, Riverside,         CA 92508
          (Address of Principal Executive Offices)       (Zip Code)

                    GALVESTON'S STEAKHOUSE OMNIBUS STOCK PLAN
                           1998 CONSULTANT STOCK PLAN
                            (Full title of the Plans)

              Richard M. Lee, Chairman and Chief Executive Officer
                          Galveston's Steakhouse Corp.
                151 E. Alessandro Boulevard, Riverside, CA 92508
          (Name and address, including zip code of agent for services)

                                (909) 789-7606
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Hank Gracin, Esq.
                                 Lehman & Eilen
                      50 Charles Lindbergh Blvd., Suite 505
                               Uniondale, NY 11553

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of
                      1933, check the following box. [X]

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                               Page 1 of 12 pages
                             Exhibit Index at page 7

                       CALCULATION OF REGISTRATION FEE


                                    Proposed         Proposed
                                    Maximum          Maximum
                                    Amount           Offering          Aggregate        Amount of
Title of Securities                 to be            Price Per         Offering         Registration
to be Registered                    Registered       Share*            Price*           Fee

Common Stock, $.01
value, under the Galveston'
Steakhouse Omnibus
Stock  Plan                           400,000        $5.75             $2,300,000       $678.50

Common Stock, $.01 par
value, under the 1998
Consultant Stock Plan                175,000         $5.75             $1,006,250       $296.84

                  TOTALS             575,000                           $3,881,250       $975.34
                                     =======                           ==========       =======


*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the closing sales price of the Registrant's Common Stock as reported on NASDAQ on January 4, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement.

                  (a) Registrant's Transition Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

                  (b) Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 6, 1998 under Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

         Hank Gracin, Esq., counsel to Lehman & Eilen, owns 4,496 shares of common stock of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. References are made to Article VI of the Registrant's Bylaws, a copy of which is incorporated herein by reference as
Exhibit 3.4, which provides for indemnification of officers and directors of the Registrant to the full extent authorized by the aforesaid section of the General Corporation Law of the State of Delaware.

     Section 102(b) of the General Corporation Law of the State of Delaware permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. Reference is made to Article Tenth of the Registrant's Restated Certificate of Incorporation, as amended, a copy of which is incorporated herein by reference as Exhibit 3.1, which limits a director's liability in accordance with the aforesaid section of the General Corporation Law of the State of Delaware.

     The Registrant has entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements provide that the executive officers and directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnity will be provided to any director or officer under these agreements on account of conduct which is finally adjudged to be knowingly fraudulent or deliberately dishonest or willful misconduct. In addition, no indemnification will be provided if there is a final adjudication that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of
Section 16(b) of the Securities Exchange Act of 1934, or of any similar statutory law, or on account of any compensation paid to a director or officer which is adjudicated to have been in violation of law, and in certain other circumstances.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.   EXHIBITS

         Exhibit
         Number            Description of Document
         -------           --------------------------------------------------
         4.1               Restated Certificate of Incorporation of the
                           Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration
                           Statement on Form SB-2 (File No. 333-29093), as amended (the "Registration Statement")).

         4.2 Certificate of Correction to Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement).

         4.3 Certificate of Amendment to Restated Certificate of Incorporation the Company (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement).

         4.4 By-Laws of the Company (incorporated herein by reference to Exhibit 3.4 of the Registrant's Registration Statement).

         4.5 Galveston's Steakhouse Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.15 of the Registrant's Registration Statement).

         4.6               1998 Consultant Stock Plan

         5.1 Opinion of counsel re: legality of securities being registered

         23.1              Consent of Singer Lewak Greenbaum & Goldstein LLP

         23.2              Consent of Counsel (included in Exhibit 5.1).


Item 9.   UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)   To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Riverside, California, on the 5th day of January, 1999.


                           GALVESTON'S STEAKHOUSE CORP.
                           By /s/ Richard Lee
                           ------------------
                           RICHARD LEE, Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                                 Date

 /s/Richard Lee                                               January 5, 1999
------------------
Name: RICHARD LEE
Title: Chairman of the Board of Directors and
Chief Executive Officer
(Principal Executive Officer)

 /s/Hiram Woo                                                 January 5, 1999
------------------
Name: HIRAM WOO
Title: Director, President, Secretary and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/Tom Edler                                                  January 5, 1999
------------------
Name: TOM EDLER
Title: Director

/s/Mark W. Goudge                                             January 5, 1999
------------------
Name: MARK W. GOUDGE
Title: Director

                             INDEX TO EXHIBITS


         Exhibit
         Number            Description of Document
         -------           ------------------------------------------------
         4.1               Restated Certificate of Incorporation of the
                           Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration
                           Statement on Form SB-2 (File No. 333-29093), as amended (the "Registration Statement")).

         4.2 Certificate of Correction to Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement).

         4.3 Certificate of Amendment to Restated Certificate of Incorporation the Company (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement).

         4.4 By-Laws of the Company (incorporated herein by reference to Exhibit 3.4 of the Registrant's Registration Statement).

         4.5 Galveston's Steakhouse Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.15 of the Registrant's Registration Statement).

         4.6               1998 Consultant Stock Plan

         5.1 Opinion of counsel re: legality of securities being registered

         23.1              Consent of Singer Lewak Greenbaum & Goldstein LLP

         23.2              Consent of Counsel (included in Exhibit 5.1).